Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the accompanying annual report on Form 10-K of Phoenix Technologies, Ltd. for fiscal year ended September 30, 2009 (the “Report”), I, Richard W. Arnold, Chief Operating Officer and Chief Financial Officer of Phoenix Technologies, Ltd., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Phoenix Technologies Ltd.

November 19, 2009	By:	/s/ RICHARD W. ARNOLD
Date		Richard W. Arnold
Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)
     A signed original of this written statement has been provided to Phoenix technologies, Ltd. and will be retained by Phoenix technologies, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.
     “This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Phoenix Technologies, Ltd. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.”